Exhibit 10.1

PHINIA INC.
2023 STOCK INCENTIVE PLAN

Performance Stock Unit Award Agreement – U.S. Employees

PHINIA Inc., a Delaware corporation (the “Company), hereby awards to the employee indicated below (the “Employee”) a Performance Stock Unit Award (the “Award”) under the PHINIA Inc. 2023 Stock Incentive Plan (the “Plan”), as specified below, effective as of the Grant Date, according to the terms and conditions of this Performance Stock Unit Award Agreement (this “Agreement”) and the Plan. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

Grant Information:

Employee Name: [______]

Grant Date: [______]

Target Number of Performance Stock Units: [______]

Performance Period: [______]

Potential Payout %: 0% - 200% of the Target Number of Performance Stock Units

Terms and Conditions:

1.
Vesting of Performance Stock Units. Subject to the terms and conditions of this Agreement, the Plan and the Statement of Performance Goals approved by the Committee and provided to the Employee with respect to this Award (the “Statement of Performance Goals”), the Performance Stock Units shall become earned (“Earned Performance Stock Units”) to the extent that the Performance Goals for the Performance Stock Units are achieved, as set forth or contemplated in the Statement of Performance Goals, provided that, except as otherwise provided in this Agreement, the Employee remains continuously employed by or in the service of the Company or an Affiliate through the last day of the Performance Period. Earned Performance Stock Units will be determined in accordance with the Statement of Performance Goals on the date on which the Committee determines the level of attainment for the Performance Goals (the “Determination Date”). Provided that the Employee remains continuously employed by or in the service of the Company or an Affiliate through the last day of the Performance Period, the total Earned Performance Stock Units will vest on the Determination Date.

Notwithstanding the foregoing, if the number of Earned Performance Stock Units results in a fractional number, then the number of Earned Performance Stock Units shall be rounded down to the nearest whole number.

2.	Tracking and Settlement of Award.

(a)
Bookkeeping Account. On the Grant Date, the Company shall credit the Employee’s Performance Stock Units to a Performance Stock Unit account established and maintained for the Employee on the books of the Company. The account shall constitute the record of the Performance Stock Units awarded to the Employee under this Agreement, is solely for accounting purposes, and shall not require a segregation of any Company assets.

(b)
Issuance of Shares or Cash Payment. The Company shall deliver Shares to the Employee in settlement of the Performance Stock Units awarded by this Agreement equal to the number of the Employee's Earned Performance Stock Units (including any additional Performance Stock Units acquired as a result of dividend equivalents that have vested).  Such delivery of Shares with respect to such Performance Stock Units (and related dividend equivalents) shall be made to the Employee upon (or within 30 days after) the earliest to occur of the following events, to the extent the Performance Stock Units are not then subject to a “substantial risk of forfeiture” for purposes of Section 409A of the Code:  (i) March 15, 2027; (ii) a Change in Control that qualifies as a change in the ownership or effective control of the Company or a change in the ownership or substantial portion of the assets of the Company (each as defined in Section 409A of the Code) (a “409A Change in Control”); and (iii) the Employee’s “separation from service” (within the meaning of Section 409A of the Code) that occurs within two years after a 409A Change in Control.

The payment timing set forth above in this Section 2(b) shall apply in all instances, notwithstanding Section 16 of the Plan or the provisions of any individual employment, severance or change in control agreement to which the Employee is a party.

3.
Termination of Employment. Except as otherwise provided in this Section 3 or Section 4 or as otherwise determined by the Committee in its sole discretion, the Employee shall forfeit the Performance Stock Units that are unvested as of the effective date of the Employee’s Termination of Employment. For purposes of this Agreement (including for purposes of the Retirement definition), “Termination of Employment” shall mean the termination of the Employee’s employment by and service to the Company and its Affiliates. Notwithstanding the foregoing, except as otherwise determined by the Committee, in its sole discretion, at the time of the Employee’s Termination of Employment, Sections 3(a)-(b) below shall apply, to the extent applicable.  In each case, Performance Stock Units that vest pursuant to this Section 3 shall be paid at the time provided for in Section 2(b).

(a)
Death, Disability, Retirement or Involuntary Termination without Cause. If the Employee experiences a Termination of Employment prior to the end of the Performance Period due to the Employee’s death, Disability, Retirement or involuntary termination without Cause, in each case that occurs on or after the first anniversary of the Grant Date and is not related to a Termination of Employment for Cause, the Employee shall remain eligible to vest in a pro rata portion of the Performance Stock Units that the Employee would have otherwise earned (determined at the end of the Performance Period and based on actual results) had the Employee not experienced such Termination of Employment. Such pro rata portion shall be calculated as follows, rounded down to the nearest whole number: (i) the actual number of Performance Stock Units that the Employee would have earned absent the Employee’s Termination of Employment, calculated in accordance with the Statement of Performance Goals, multiplied by (ii) a fraction, the numerator of which is the number of whole months during which the Employee was employed during the Performance Period, and the denominator of which is 36.

(b)
Effective Date of Termination of Employment. For purposes of this Agreement, any Termination of Employment shall be effective as of the earlier of (1) the date that the Company receives the Employee’s notice of resignation of employment (except in the case of advance written notice of Retirement, in which case the date for purposes of this clause (1) shall be the Retirement date provided in the notice), or (2) the date that the Employee ceases to be employed or provide services. In connection with the foregoing, the applicable termination date shall not be extended by any notice period mandated under local law (e.g., “garden leave” or similar period pursuant to local law).

4.
Change in Control. In the event of a Change in Control, this Award shall be treated in accordance with Section 16 of the Plan or as set forth in the Employee’s Change of Control Employment Agreement (if applicable); provided, however, that for purposes of Section 16.1(a)(5) of the Plan, the Employee will be considered to have terminated the Employee’s employment or service for “good reason” if the Employee’s termination either (a) meets the requirements set forth in Exhibit A attached to this Agreement or (b) constitutes a “good reason” termination under the Employee’s employment, retention, change in control, severance or similar agreement with the successor, purchaser, the Company, or any affiliate thereof, if any; and provided further that this Award shall in all events be paid at the time set forth in Section 2(b) notwithstanding any payment timing provisions in the Plan or such Change of Control Employment Agreement (if applicable).

5.	Stockholder Rights; Dividend Equivalents.

(a)
No Stockholder Rights. Prior to the actual delivery of Shares to the Employee in settlement of the Performance Stock Units awarded and vested hereunder (if any), the Employee shall have no rights as a stockholder with respect to the Performance Stock Units or any underlying Shares, including but not limited to voting or dividend rights.

(b)
Dividend Equivalents. If the Company pays any cash dividend in respect of Shares after the Grant Date and before the Performance Stock Units are settled in accordance with Section 2(b) of this Agreement, the Employee’s Performance Stock Unit account shall be credited with an additional number of Performance Stock Units determined by multiplying (i) the number of Performance Stock Units that are unvested as of the dividend record date by (ii) the cash dividend paid on each Share, dividing the result of such multiplication by (iii) the Fair Market Value of a Share on the dividend payment date, and (iv) rounding the result to the nearest whole number. Credits shall be made effective as of the date of the cash dividend in respect of Shares. Dividend equivalents credited to the Employee’s account shall be subject to the same restrictions and Performance Goals as the Performance Stock Units in respect of which the dividends were credited, including, without limitation, the vesting conditions and distribution provisions contained herein and the terms set forth in the Statement of Performance Goals.

6.
Withholding. Regardless of any action the Company and/or the affiliate that employs the Employee (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility, and the Company and the Employer:  (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Stock Units, including the grant of the Performance Stock Units, the vesting of the Performance Stock Units, the subsequent sale of any Shares delivered in settlement of the Performance Stock Units and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Employee’s liability for Tax-Related Items.

To the extent that the Company is required to withhold any Tax-Related Items in connection with the vesting or settlement of the Performance Stock Units, or any other payment or vesting event under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Employee make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld.  If the Employee’s benefit is to be received in the form of Shares, then the Company will withhold a number of Shares having a value equal to the amount required to be withheld.  The Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Shares on the date the benefit is to be included in the Employee’s income.  The market value of the Shares to be withheld pursuant to this Section 6 to satisfy applicable withholding taxes or other amounts will equal the minimum amount of taxes required to be withheld.

If the Employee is subject to taxation in more than one jurisdiction, the Employee acknowledges that the Company, the Employer or another subsidiary or Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting this grant of Performance Stock Units, the Employee expressly consents to the withholding of Shares as provided for hereunder. All other Tax-Related Items related to the Performance Stock Units and any Shares delivered in settlement thereof are the Employee’s sole responsibility.

7.	Acquisition of Shares for Investment Purposes Only. By accepting this Award, the Employee hereby agrees with the Company as follows:

(a)
The Employee is acquiring the Shares covered by this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any of such Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;

(b)
If any of the Shares covered by this Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Shares shall be made by the Employee (or any other person) under such circumstances that he or she (or any other such person) may be deemed an underwriter, as defined in the 1933 Act; and

(c)	The Company shall have the authority to include stop-transfer orders, legends or other restrictions relating to the Shares covered by this Award referring to the foregoing.

8.
Clawback; Recoupment.  The Employee acknowledges and agrees that the terms and conditions set forth in the PHINIA Inc. Compensation Recovery Policy (as amended and restated from time to time, the “Clawback Policy”) are incorporated in this Agreement by reference. To the extent the Clawback Policy is applicable to the Employee, it may create additional rights for the Company with respect to the Employee’s Performance Stock Units and other applicable compensation, including, without limitation, annual cash incentive compensation awards granted to the Employee by the Company. Notwithstanding any provisions in this Agreement to the contrary, any equity compensation awards granted under the Plan and such other applicable compensation, including, without limitation, annual cash incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Employee to the Company to the extent the Employee is, or in the future becomes, subject to (a) any Company clawback or recoupment policy, including the Clawback Policy, and any other policies that are adopted by the Company, whether to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting this Award under the Plan and pursuant to this Agreement, the Employee consents to be bound by the terms of the Clawback Policy, if applicable, and agrees and acknowledges that the Employee is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup this Award, any gains or earnings related to this Award, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Employee of any such amounts, including from the Employee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

9.	Miscellaneous.

(a)
Non-transferability. Neither the Performance Stock Units nor this Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise permitted by the Company or the Plan, and neither the Performance Stock Units nor this Award shall be subject to execution, attachment or similar process.  In addition, by accepting this Award, the Employee agrees not to sell any Shares acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.

(b)
Notices. Any written notice required or permitted under this Agreement shall be deemed given when delivered personally, as appropriate, either to the Employee or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Employee at Employee’s address in the Company’s records or such other address as Employee may designate in writing to the Company, or to the Attention: Executive Compensation, PHINIA Inc., at its corporate headquarters or such other address as the Company may designate in writing to the Employee.  Notice also may be given under this Agreement to the Employee by the Company by electronic means, including e-mail or through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(c)
Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(d)	Governing Law. The Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

(e)
Provisions of the Plan and other Agreements. This Award is granted pursuant to the Plan, and this Award and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement solely by reference, expressly cited herein or otherwise. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate with respect to the administration of the Plan and this Agreement, all of which shall be binding upon the Employee. To the extent applicable, this Award is also subject to all of the applicable terms and provisions set forth in the Employee’s Change of Control Employment Agreement, except as explicitly superseded by this Agreement. If there is any conflict between the terms of this Agreement and the terms of the Plan, other than with respect to any provisions relating to Termination of Employment or Change in Control, the Plan’s terms shall supersede and replace the conflicting terms of this Agreement to the minimum extent necessary to resolve the conflict.  Notwithstanding any terms of the Plan to the contrary, the termination provisions of Section 3 and the change in control provisions of Section 4 of this Agreement control. If there is any conflict between the terms of this Agreement and the terms of the Change of Control Employment Agreement, the terms of the Change of Control Employment Agreement shall apply, except with respect to any provisions of this Agreement regarding payment timing which shall, in all events, control.

(f)
Section 16 Compliance. To the extent necessary to comply with, or to avoid disgorgement of profits under the short-swing profit rules of, Section 16 of the Exchange Act, the Employee shall not sell or otherwise dispose of any Shares issued in settlement of the Performance Stock Units.

(g)
Code Section 409A. For purposes of clarity and notwithstanding anything to the contrary set forth in the Plan, to the extent applicable, this Award is intended to comply with Section 409A of the Code and the regulations thereunder and shall be administered and interpreted in a manner consistent with such intent. If the Employee is a “specified employee” within the meaning of Section 409A of the Code at the time of the Employee’s separation from service, then, to the extent required by Section 409A of the Code, any payment made to the Employee as a result of such separation from service shall be delayed until the first day of the seventh month following the month in which such separation from service occurs, or, if earlier, the date of the Employee’s death.

(h)
No Right to Continued Employment. Nothing contained in the Plan or this Agreement shall confer upon the Employee any right to continued employment nor shall it interfere in any way with the right of the Company and/or the Employer to terminate the employment of the Employee at any time.

(i)
Discretionary Nature of Plan; No Right to Additional Awards. The Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of this Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an additional award under the Plan or benefits in lieu of an additional award under the Plan. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of Shares subject to an award, and the vesting provisions of an award.

(j)
Termination Indemnities. The value of this Award is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. As such, this Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

(k)	Acceptance of Award. By accepting this Award, the Employee agrees and is deemed to accept all the terms and conditions of this Award, as set forth in this Agreement and in the Plan.

(l)	Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives, successors, and assigns.

(l)	Amendment of this Agreement. Except as otherwise provided in the Plan, the Company and the Employee may amend this Agreement only by a written instrument signed by both parties.

(m)	Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one agreement.

(n)
Entire Agreement; Headings. This Agreement is the entire agreement between the parties hereto, and all prior oral and written representations are merged into this Agreement. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

(o)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

*          *          *          *          *

IN WITNESS WHEREOF, PHINIA INC. and the Employee have executed this Agreement to be effective as of the date first written above.

PHINIA INC.

By:

Title:	Chief Executive Officer

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement, the Plan and the Statement of Performance Goals. I agree to be bound by all of the provisions set forth in this Agreement, the Plan and the Statement of Performance Goals.

Date	EMPLOYEE

Exhibit A
To Performance Stock Unit Award Agreement

Definition of “Good Reason”

For purposes of Section 4 of the Agreement, the Employee will be treated as having terminated the Employee’s employment for “good reason” if, after a Change in Control, the Employee terminates employment after any of the following events occurs:

a)
the assignment to the Employee of any duties inconsistent in any respect with the Employee’s position (including status, office, title and reporting requirements), authority, duties or responsibilities as of the date of the Change in Control or any higher position, authority, duties or responsibilities assigned to the Employee after the date of the Change in Control, or any other diminution in the Employee’s position, authority, duties or responsibilities (whether or not occurring solely as a result of the Company’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company and/or the Employer within 30 days after receipt of notice thereof given by the Employee; or

b)	any failure by the Company and/or the Employer to:

1.
pay the Employee an annual base salary at least equal to twelve times the highest monthly base salary paid or payable, including any monthly base salary which has been earned but deferred, to the Employee by the Company and/or the Employer in respect of the twelve‑month period immediately preceding the month in which the Change in Control occurs; or

2.
provide the Employee, for each fiscal year ending prior to the second anniversary of the effective date of the Change in Control, an annual bonus opportunity at least equal to the bonus opportunity in effect for the Employee under the Company’s Management Incentive Bonus Plan, or any comparable annual bonus under any predecessor or successor plan, immediately prior to the Change in Control, in either case, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company and/or the Employer within 30 days after receipt of notice thereof given by the Employee; or

c)	the Company and/or the Employer requiring the Employee, without the Employee’s consent, to:

1.	be based at any office or location that is more than 35 miles from the location where the Employee was employed immediately preceding the date of the Change in Control; or

2.	travel on Company business to a substantially greater extent than required immediately prior to the date of the Change in Control.

For purposes of this Exhibit A, any good faith determination of “good reason” made by the Employee shall be conclusive.